Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 20, 2020, with respect to the consolidated financial statements and financial statement schedule III of Highlands REIT, Inc., incorporated herein by reference.

Our report on the consolidated financial statements refers to a change in the method of accounting for leases.

/s/ KPMG LLP
Chicago, Illinois
August 12, 2021